FUSION	Philip Turits
CONTACT:	212-201-2400
pturits@fusiontel.com

INVESTOR	Andrew Hellman
CONTACT:	CEOcast, Inc.
212-732-4300
adhellman@ceocast.com

MEDIA	Rubenstein Associates
CONTACT:	John Henderson
212-843-8054
jhenderson@rubenstein.com

FUSION INTRODUCES EFO OUT AND DEMONSTRATES REVOLUTIONARY EFONICA®
FREE VoIP SERVICE AT SINGAPORE TRADE SHOW

Exhibit at CommunicAsia 2006 Emphasize Company’s Focus on Global Markets

efo out’s aggressively priced offerings compliment the Company’s efonica FREE service

NEW YORK, June 22, 2006 -Fusion Telecommunications International, Inc. (AMEX:FSN), a global VoIP service provider, has introduced one of its new paid services, efo out, at CommunicAsia 2006 in Singapore. The efo out service allows users to call any landline or mobile telephone number in the world at extremely competitive prices. efo out compliments the Company’s newly launched efonica FREE service, which is already generating consumer interest worldwide. Visitors to the trade show are among the first to experience Fusion’s efonica services, and will have the opportunity throughout the event to make telephone calls using both efonica FREE and efo out. Consumers can sign up for services and view the aggressively priced efo out worldwide calling rates at www.efonica.com

Fusion’s efo out is the first of the Company’s efonica PLUS suite of paid services designed to offer efonica subscribers an enhanced communications experience. The new efo out service is currently offered online to all efonica subscribers. It will also be rolled out through Fusion’s growing network of international retail and online distribution partners, who have been awaiting the new efo out paid service.

The new efo out service adds to the capability of efonica FREE, Fusion’s revolutionary free VoIP service, by which users can call each other using their existing landline or mobile telephone numbers; to make free calls to and from any combination of PCs, Internet phones and regular telephones (with a SIP adapter); whether used on broadband or dial-up Internet connections. Both efo out and efonica FREE work in conjunction with the Company’s patent-pending Worldwide Internet Area CodeTM -- which allows users to dial familiar telephone numbers, rather than clicking on names, as is common with other free VoIP services.

“It is particularly appropriate that we are launching efo out and showcasing our new efonica FREE service at CommunicAsia,” said Matthew Rosen, President & CEO of Fusion. “efonica FREE and efo out are designed with the global marketplace in mind. We believe their combination of features and flexibility will have significant appeal to consumers and businesses in many Asian markets and their communities of interest around the world.”

CommunicAsia 2006 is a major industry event for global players in the Asian communications market. It attracts 1,400 exhibitors from more than 50 countries and more than 47,000 attendees, 22,000 of whom reside outside the US, representing more than 100 countries.

About Fusion:
Fusion provides its efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 45 countries. For more information please go to: http://www.fusiontel.com or http://www.efonica.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.